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                                                                     EXHIBIT 4.4

                                      WYETH

              FLOATING RATE CONVERTIBLE SENIOR DEBENTURES DUE 2024

                          REGISTRATION RIGHTS AGREEMENT

                                                               December 16, 2003

Citigroup Global Markets Inc. and
J.P. Morgan Securities Inc.
As representatives of the several Purchasers named in Schedule I to the Purchase Agreement

Ladies and Gentlemen:

         Wyeth, a Delaware corporation (the "Company"), proposes to issue and sell to the Purchasers (as defined herein) upon the terms set forth in the Purchase Agreement (as defined herein) its Floating Rate Convertible Senior Debentures due 2024 (the "Securities"). As an inducement to the Purchasers to enter into the Purchase Agreement and in satisfaction of a condition to the obligations of the Purchasers thereunder, the Company agrees with the Purchasers for the benefit of Holders (as defined herein) from time to time of the Registrable Securities (as defined herein) as follows:

         1.       Definitions.

         (a) Capitalized terms used herein without definition shall have the meanings ascribed to them in the Purchase Agreement. As used in this Agreement, the following defined terms shall have the following meanings:

         "Additional Interest" has the meaning assigned thereto in Section 7(a) hereof.

         "Affiliate" of any specified person means any other person which, directly or indirectly, is in control of, is controlled by, or is under common control with such specified person. For purposes of this definition, control of a person means the power, direct or indirect, to direct or cause the direction of the management and policies of such person whether by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

         "Closing Date" means the Firm Closing Date as defined in the Purchase Agreement.

         "Commission" means the United States Securities and Exchange Commission, or any other federal agency at the time administering the Exchange Act or the Securities Act, whichever is the relevant statute for the particular purpose.

         "DTC" means The Depository Trust Company.

         "Effective Time" means the time at which the Commission declares the Shelf Registration Statement effective or at which the Shelf Registration Statement otherwise becomes effective.

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         "Electing Holder" has the meaning assigned thereto in Section 3(a)(iv)
hereof.

         "Exchange Act" means the United States Securities Exchange Act of 1934, as amended.

         "Holder" means any person that is the record owner of Registrable Securities (and includes any person that has a beneficial interest in any Registrable Security in book-entry form).

         "Indenture" means the Indenture, dated as of April 10, 1992, as amended on October 13, 1992, between the Company and JPMorgan Chase Bank (as successor to Chase Manhattan Bank), as amended and supplemented from time to time in accordance with its terms and as further supplemented by a Fourth Supplemental Indenture dated as of December 16, 2003 between the Company and JPMorgan Chase Bank, as amended and supplemented from time to time in accordance with its terms.

         "Managing Underwriters" means the investment banker or investment bankers and manager or managers that shall administer an underwritten offering, if any, conducted pursuant to Section 6 hereof.

         "NASD Rules" means the Rules of the National Association of Securities Dealers, Inc., as amended from time to time.

         "Notice and Questionnaire" means a Selling Security holder Notice and Questionnaire substantially in the form of Annex A to the Offering Memorandum dated December 10, 2003 relating to the offering of the Securities and, to the extent required, in the opinion of counsel to the Issuer, to comply with applicable law, may include additional questions or requests for additional information regarding Holders of Registrable Securities and the proposed distribution by such Holders.

         The term "person" means an individual, partnership, corporation, trust or unincorporated organization, or a government or agency or political subdivision thereof.

         "Prospectus" means the prospectus (including, without limitation, any preliminary prospectus, any final prospectus and any prospectus that discloses information previously omitted from a prospectus filed as part of an effective registration statement in reliance upon Rule 430A under the Securities Act) included in the Shelf Registration Statement, as amended or supplemented by any prospectus supplement with respect to the terms of the offering of any portion of the Registrable Securities covered by the Shelf Registration Statement and by all other amendments and supplements to such prospectus, including all material incorporated by reference in such prospectus and all documents filed after the date of such prospectus by the Company under the Exchange Act and incorporated by reference therein.

         "Purchase Agreement" means the purchase agreement, dated as of December 10, 2003 between the Purchasers and the Company relating to the Securities.

         "Purchasers" means the Purchasers named in Schedule I to the Purchase Agreement.

         "Registrable Securities" means all or any portion of the Securities issued from time to time under the Indenture in registered form and the shares of Stock issuable upon conversion of such Securities; provided, however, that a security ceases to be a Registrable Security when it is no longer a Restricted Security.

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         "Registration Default" has the meaning assigned thereto in Section 7(a)
hereof.

         "Restricted Security" means any Security or share of Stock issuable upon conversion thereof, except any such Security or share of Stock that (i) has been effectively registered under the Securities Act and disposed of in a manner contemplated by the Shelf Registration Statement, (ii) has been transferred in compliance with Rule 144 under the Securities Act (or any successor provision thereto) or is transferable pursuant to paragraph (k) of such Rule 144 (or any successor provision thereto) (which as of the Issue Date is two years), (iii) has otherwise been transferred and a new Security or share of Stock not subject to transfer restrictions under the Securities Act has been delivered by or on behalf of the Company in accordance with Section 2.06 of the Indenture or (iv) ceases to be outstanding (whether as a result of redemption, repurchase and cancellation, conversion or otherwise); provided that shares of Common Stock issuable upon conversion of Securities which Securities cease to be Restricted Securities shall cease to be Restricted Securities at such time.

         "Rules and Regulations" means the published rules and regulations of the Commission promulgated under the Securities Act or the Exchange Act, as in effect at any relevant time.

         "Scheduled Window Period" means the period set forth in clause (i) in the definition of Window Period.

         "Securities Act" means the United States Securities Act of 1933, as amended.

         "Shelf Registration" means a registration effected pursuant to Section 2 hereof.

         "Shelf Registration Statement" means a "shelf" registration statement filed under the Securities Act providing for the registration of, and the sale on a continuous or delayed basis by the Holders of, all of the Registrable Securities pursuant to Rule 415 under the Securities Act and/or any similar rule that may be adopted by the Commission, filed by the Company pursuant to the provisions of Section 2 of this Agreement, including the Prospectus contained therein, any amendments and supplements to such registration statement, including post-effective amendments, and all exhibits and all material incorporated by reference in such registration statement.

         "Stock" means the Company's common stock, par value $0.33 1/3 per share (and any securities into or for which such Stock has been converted or exchanged).

         "Trust Indenture Act" means the Trust Indenture Act of 1939, as amended, or any successor thereto, and the rules, regulations and forms promulgated thereunder, as the same shall be further amended from time to time.

         "Window Period" means each of the following periods following the Effective Time:

                  (i) the 20 calendar day period commencing on the Trading Day (as defined in the Indenture) immediately following the date the Company is required to file a Quarterly Report on Form 10-Q or Annual Report on Form 10-K under the Exchange Act, which such dates are anticipated to be (A) 45 days after the end of the fiscal quarters ended June 30, 2004 and September 30, 2004, (B) 60 days after the end of the fiscal years ended December 31, 2004 and December 31, 2005 and
         (C) 40 days after the end of the fiscal quarters ended March 31, 2005, June 30, 2005 and September 30, 2005.

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                  (ii) the period commencing on the date a notice of redemption is mailed to each Holder in accordance with Section 12.2 of the Indenture and ending on the redemption date set forth in such notice;

                  (iii) the period commencing on the date of delivery of the Company's notice of the occurrence of a Fundamental Change (as defined in the Indenture) in accordance with Article 7 of the Fourth Supplemental Indenture and ending on the Fundamental Change Purchase Date (as defined in the Indenture), unless the Company elects to pay all conversions of Securities during such period entirely in cash under the terms of the Indenture; and

                  (iv) the period commencing on the date of delivery of the Company's notice of any transaction specified in Section 5.01(d) of the Fourth Supplemental Indenture and ending on the earlier of the Business Day following the "ex-dividend" date (within the meaning of the Indenture) for such transaction or the Company's public announcement that such transaction will not occur, unless the Company elects to pay all conversions of Securities during such period entirely in cash under the terms of the Indenture, in each case until the date on which no Restricted Securities are outstanding.

         The term "underwriter" means any underwriter of Registrable Securities in connection with an offering thereof under a Shelf Registration Statement.

         (b) Wherever there is a reference in this Agreement to a percentage of the "principal amount" of Registrable Securities or to a percentage of Registrable Securities, Stock shall be treated as representing the principal amount of Securities that was surrendered for conversion or exchange in order to receive such number of shares of Stock.

         2.       Shelf Registration.

         (a) The Company shall, no later than 90 calendar days following the Closing Date, file with the Commission a Shelf Registration Statement relating to the offer and sale of the Registrable Securities by the Holders from time to time in accordance with the methods of distribution elected by such Holders in accordance with the terms set forth in the Notice and Questionnaire and set forth in such Shelf Registration Statement; provided that in no event will such method(s) of distribution take the form of an underwritten offering of the Registrable Securities without the prior agreement of the Company and, thereafter, shall use its reasonable efforts to cause such Shelf Registration Statement to be declared effective under the Securities Act no later than 180 calendar days following the Closing Date; provided, however, that the Company may, upon written notice to all Holders, postpone having the Shelf Registration Statement declared effective for a reasonable period not to exceed 90 calendar days if the Company possesses material non-public information, the disclosure of which would have a material adverse effect on the Company and its subsidiaries taken as a whole; provided, further, however, that no Holder shall be entitled to be named as a selling securityholder in the Shelf Registration Statement or to use the Prospectus forming a part thereof for resales of Registrable Securities unless such Holder is an Electing Holder.

         (b)      The Company shall use its reasonable efforts:

                  (i) to keep the Shelf Registration Statement continuously effective under the Securities Act during any Window Period in order to permit the Prospectus forming a

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         part thereof to be usable by Electing Holders; provided, however, that the Company need not keep such Shelf Registration Statement continuously effective or deliver the Prospectus forming a part thereof to be usable by Electing Holders during a Scheduled Window Period if:
         (A) during such Scheduled Window Period the Company is in possession of material nonpublic information, the disclosure of which would have a material adverse effect on the Company and its subsidiaries taken as a whole and (B) the Company provides written notice to Holders of Registrable Securities of its suspension of the Shelf Registration Statement during any such Scheduled Window Period pursuant to this
         Section 2(b)(i). If the Company suspends the use of a Shelf Registration Statement at any time during such Scheduled Window Period pursuant to this Section 2(b)(i), the Company shall cause the Shelf Registration Statement to be continuously effective and available for the sale of Registrable Securities as soon as the Company is no longer in possession of such material nonpublic information, for another 20 calendar day period (such 20 day period shall be deemed for the purposes of this Registration Rights Agreement a new Scheduled Window Period). The Company shall notify holders of Registrable Securities at least five days in advance of the commencement of such 20 calendar day period.

                  (ii) subject to Section 2(b)(i) above, after the Effective Time of the Shelf Registration Statement, following the request of any Holder of Registrable Securities that is not then an Electing Holder, to take any action reasonably necessary to enable such Holder to use the Prospectus forming a part thereof for resales of Registrable Securities, including, without limitation, any action necessary to identify such Holder as a selling securityholder in the Shelf Registration Statement in accordance with the procedures set forth in
         Section 3(a) hereof or any action necessary to cause the Commission, as promptly as practicable, to declare any post-effective amendment to the Shelf Registration Statement effective. Nothing in this subparagraph shall relieve such Holder of the obligation to return a completed and signed Notice and Questionnaire to the Company in accordance with
         Section 3(a)(ii) hereof.

The Company shall be deemed not to have used its reasonable efforts to keep the Shelf Registration Statement effective during a Window Period if the Company voluntarily takes any action that would result in Holders of Registrable Securities covered thereby not being able to offer and sell any of such Registrable Securities during that period, unless such action is taken pursuant to Section 2(b)(i) or is required by applicable law and the Company thereafter promptly complies with the requirements of paragraph 3(j) below.

         3. Registration Procedures. In connection with the Shelf Registration Statement, the following provisions shall apply:

         (a)(i) Not less than 30 calendar days prior to the Effective Time of the Shelf Registration Statement, the Company shall mail the Notice and Questionnaire to the Holders of Registrable Securities along with notice of (A) the fact that the Company has filed or intends to file the Shelf Registration Statement with the Commission and (B) the deadline, as set forth in this clause
(i) for any Holder to return such Notice and Questionnaire to the Company in order to be named as a selling securityholder in the Shelf Registration Statement as of the Effective Time. No Holder shall be entitled to have its Restricted Securities included in the Shelf Registration Statement pursuant to this Agreement or to be named as a selling securityholder in the Shelf Registration Statement as of the Effective Time, unless such Holder has returned a completed and signed Notice and Questionnaire to the Company at least five Business Days

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prior to the Effective Time; provided, however, that Holders of Registrable
Securities shall have at least 28 calendar days from the date on which the Notice and Questionnaire is first mailed to such Holders to return a completed and signed Notice and Questionnaire to the Company. Upon receipt of a written request for additional information from the Company, each Holder who intends to be named as a selling securityholder in the Shelf Registration Statement shall furnish to the Company in writing, within five business days after such Holder's receipt of such request, such additional information regarding such Holder and the proposed distribution by such Holder of its Restricted Securities, in connection with the Shelf Registration Statement or Prospectus included therein and in any application to be filed with or under state securities law, to the extent required, in the opinion of counsel to the Issuer, to comply with applicable law. In addition, each Holder of Registrable Securities included in the Shelf Registration Statement agrees to furnish promptly to the Issuer all information reasonably required to be disclosed in order to make information previously furnished to the Issuer by such Holder not materially misleading in the opinion of counsel to the Issuer. Each Holder further agrees that it will not use or distribute any Prospectus except during a Window Period.

                  (ii) After the Effective Time of the Shelf Registration Statement, the Company shall, upon the request of any Holder of Registrable Securities that is not then an Electing Holder, promptly send a Notice and Questionnaire to such Holder. The Company shall not be required to take any action to name such Holder as a selling securityholder in the Shelf Registration Statement or to enable such Holder to use the Prospectus forming a part thereof for resales of Registrable Securities until such Holder has returned a completed and signed Notice and Questionnaire to the Company.

                  (iii) Subject to Section 2(b)(i), on the fifth Business Day prior to the commencement of any Scheduled Window Period, the Company shall file an amendment to the Shelf Registration Statement or supplement to the related Prospectus with respect to all completed Notice and Questionnaires received from Electing Holders on or prior to the tenth Business Day prior to such Scheduled Window Period. In respect of any Window Period other than a Scheduled Window Period, on the date of commencement of such Window Period, the Company shall make a public announcement of such Window Period by a release to Reuters Economic Services and Bloomberg Business News, and on the fifth Business Day following the announcement of such Window Period, shall file an amendment to the Shelf Registration Statement or supplement to the related Prospectus with respect to all completed Notice and Questionnaires received from Electing Holders prior to such fifth Business Day in order to name such Electing Holders as selling securityholders under the Shelf Registration Statement.

                  (iv) The term "Electing Holder" shall mean any Holder of Registrable Securities that has returned a completed and signed Notice and Questionnaire to the Company in accordance with Section 3(a)(i), 3(a)(ii) or 3(a)(iii) hereof.

         (b) The Company shall furnish to each Electing Holder, three business days prior to the Effective Time, a copy of the Shelf Registration Statement initially filed with the Commission (except to the extent that such documents are available by EDGAR), and shall furnish to such Holders, three business days prior to the filing thereof with the Commission, copies of each amendment thereto and each amendment or supplement, if any, to the Prospectus included therein (other than amendments or supplements adding other Holders as Electing Holders or otherwise affecting other Holders only), and shall use its reasonable efforts to reflect in each

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such document, or in a subsequent filing, at the Effective Time or when so filed with the Commission, as the case may be, such comments as such Holders and their respective counsel reasonably may propose within two business days of the delivery of such copies to such Holders.

         (c) The Company shall promptly take such action as may be necessary so that (i) each of the Shelf Registration Statement and any amendment thereto and the Prospectus forming a part thereof and any amendment or supplement thereto (and each report or other document incorporated therein by reference in each case) complies in all material respects with the Securities Act and the Exchange Act and the respective rules and regulations thereunder,
(ii) each of the Shelf Registration Statement and any amendment thereto does not, when it becomes effective, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading and (iii) each of the Prospectus forming a part of the Shelf Registration Statement, and any amendment or supplement to such Prospectus, does not at any time during any Window Period include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

         (d) The Company shall promptly advise each Electing Holder, and shall confirm such advice in writing if so requested by any such Electing
Holder:

                  (i) when a Shelf Registration Statement and any amendment thereto has been filed with the Commission and when a Shelf Registration Statement or any post-effective amendment thereto has become effective, in each case by making a public announcement thereof by release made to Reuters Economic Services and Bloomberg Business News or publishing the information on our web site or through such other public medium as we may use at that time;

                  (ii) of any request by the Commission for amendments or supplements to the Shelf Registration Statement or the Prospectus included therein or for additional information relating thereto;

                  (iii) of the issuance by the Commission of any stop order suspending the effectiveness of the Shelf Registration Statement or the initiation of any proceedings for such purpose;

                  (iv) of the receipt by the Company of any notification with respect to the suspension of the qualification of the securities included in the Shelf Registration Statement for sale in any jurisdiction or the initiation of any proceeding for such purpose; and

                  (v) of the occurrence of any event or the existence of any state of facts that requires the making of any changes in the Shelf Registration Statement or the Prospectus included therein so that, as of such date (but only during any Window Period), such Shelf Registration Statement and Prospectus do not contain an untrue statement of a material fact and do not omit to state a material fact required to be stated therein or necessary to make the statements therein (in the case of the Prospectus, in light of the circumstances under which they were made) not misleading (which advice shall be accompanied by an instruction to such Holders to suspend the use of the Prospectus until the requisite changes have been made).

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         (e)      The Company shall use its reasonable efforts to prevent the issuance, and if issued to obtain the withdrawal at the earliest possible time, of any stop order suspending the effectiveness of the Shelf Registration Statement.

         (f) The Company shall furnish to each Electing Holder, without charge, at least one copy of the Shelf Registration Statement and all post-effective amendments thereto, including financial statements and schedules; provided that to the extent such document is available by EDGAR the Company shall be deemed to have complied with this subsection.

         (g) The Company shall, during any Window Period, deliver to each Electing Holder, without charge, as many copies of the Prospectus (including each preliminary Prospectus) included in the Shelf Registration Statement and any amendment or supplement thereto (other than amendments or supplements adding other Holders as Electing Holders or otherwise affecting other Holders only) as such Electing Holder may reasonably request; and the Company consents (except during the continuance of any event or the existence of any state of facts described in Section 3(d)(v) above) to the use of the Prospectus and any amendment or supplement thereto by each of the Electing Holders in connection with the offering and sale of the Registrable Securities covered by the Prospectus and any amendment or supplement thereto during any Window Period.

         (h) Prior to any offering of Registrable Securities pursuant to the Shelf Registration Statement, the Company shall (i) register or qualify or cooperate with the Electing Holders and their respective counsel in connection with the registration or qualification of such Registrable Securities for offer and sale under the securities or "blue sky" laws of such jurisdictions within the United States as any Electing Holder may reasonably request, (ii) keep such registrations or qualifications in effect and comply with such laws so as to permit the continuance of offers and sales in such jurisdictions (during any Window Period) for so long as may be necessary to enable any Electing Holder or underwriter, if any, to complete its distribution of Registrable Securities pursuant to the Shelf Registration Statement, and (iii) take any and all other actions necessary or advisable to enable the disposition in such jurisdictions of such Registrable Securities (during any Window Period); provided, however, that in no event shall the Company be obligated to (A) register or qualify as a foreign corporation or as a dealer in securities in any jurisdiction where it would not otherwise be required to so qualify but for this Section 3(h) or (B) file any general consent to service of process in any jurisdiction where it is not as of the date hereof so subject.

         (i) Unless any Registrable Securities shall be in book-entry only form, the Company shall cooperate with the Electing Holders to facilitate the timely preparation and delivery of certificates representing Registrable Securities to be sold pursuant to the Shelf Registration Statement, which certificates, if so required by any securities exchange upon which any Registrable Securities are listed, shall be penned, lithographed or engraved, or produced by any combination of such methods, on steel engraved borders, and which certificates shall be free of any restrictive legends and in such permitted denominations and registered in such names as Electing Holders may request in connection with the sale of Registrable Securities pursuant to the Shelf Registration Statement.

         (j) Upon the occurrence of any event or the existence of any state of facts contemplated by paragraph 3(d)(v) above, the Company shall promptly prepare a post-effective amendment to any Shelf Registration Statement or an amendment or supplement to the related Prospectus or file any other required document so that, as thereafter delivered to purchasers of

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the Registrable Securities included therein, the Prospectus will not include an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. If the Company notifies the Electing Holders of the occurrence of any event or the existence of any state of facts contemplated by paragraph 3(d)(v) above, the Electing Holder shall suspend use of the Prospectus until (i) such Electing Holder's receipt of the copies of the amended or supplemented prospectus or (ii) such Electing Holder is advised in writing that the Prospectus may be used, and has received copies of any additional or supplemental filings that are incorporated by reference, in the Prospectus.

         (k) Not later than the Effective Time of the Shelf Registration Statement, the Company shall provide a CUSIP number for the Registrable Securities sold under the Shelf Registration Statement that are debt securities.

         (l) The Company shall use its reasonable efforts to comply with all applicable Rules and Regulations, and to make generally available to its securityholders as soon as practicable, after (i) the effective date (as defined in Rule 158(c) under the Securities Act) of the Shelf Registration Statement,
(ii) the effective date of each post-effective amendment to the Shelf Registration Statement (other than post-effective amendments adding Elected Holders or otherwise affecting other Elected Holders) and (iii) the date of each filing by the Company with the Commission of an Annual Report on Form 10-K that is incorporated by reference in the Shelf Registration Statement, an earnings statement of the Company and its subsidiaries (audited to the extent reasonably available) complying with Section 11(a) of the Securities Act and the rules and regulations of the Commission thereunder (including, at the option of the Company, Rule 158).

         (m)      In the event of an underwritten offering conducted pursuant to
Section 6 hereof, the Company shall, if requested, promptly include or incorporate in a Prospectus supplement or post-effective amendment to the Shelf Registration Statement such information as the Managing Underwriters reasonably agree should be included therein and to which the Company does not reasonably object and shall make all required filings of such Prospectus supplement or post-effective amendment as soon as practicable after it is notified of the matters to be included or incorporated in such Prospectus supplement or post-effective amendment.

         (n) The Company shall enter into such customary agreements (including an underwriting agreement in customary form in the event of an underwritten offering conducted pursuant to Section 6 hereof) and take all other appropriate action in order to expedite and facilitate the registration and disposition of the Registrable Securities, and in connection therewith, if an underwriting agreement is entered into, cause the same to contain indemnification provisions and procedures substantially identical to those set forth the Purchase Agreement.

         (o)      The Company shall:

                  (i)(A) subject to the execution of a confidentiality agreement reasonably acceptable to the Company, make reasonably available for inspection, during reasonable business hours, by any underwriter participating in any disposition pursuant to the Shelf Registration Statement, and any attorney, accountant or other agent retained by any such underwriter all relevant financial and other records, pertinent corporate documents and properties of the Company and its subsidiaries, and (B) cause

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         the Company's officers, directors and employees to supply all information reasonably requested by any such underwriter, attorney, accountant or agent in connection with the Shelf Registration Statement, in each case, as shall be reasonably necessary to enable them to exercise any applicable due diligence defenses; provided, however, that all records, information and documents shall be kept confidential by any such underwriter, attorney, accountant or agent in accordance with such confidentiality agreement, unless such disclosure is made as reasonably necessary to establish any due diligence defenses in connection with a court proceeding or required by law, or such records, information or documents become available to the public generally or through a third party without an accompanying obligation of confidentiality;

                  (ii) in connection with any underwritten offering conducted pursuant to Section 6 hereof, make such representations and warranties to the Electing Holders participating in such underwritten offering and to the Managing Underwriters, in form, substance and scope as are customarily made by the Company to underwriters in primary underwritten offerings of convertible debt securities and covering matters set forth in the Purchase Agreement, it being understood and agreed that representations and warranties comparable to those contemplated by the Purchase Agreement, as amended to reflect a registered offering, shall be satisfactory;

                  (iii) in connection with any underwritten offering conducted pursuant to Section 6 hereof, obtain opinions of counsel to the Company (which counsel and opinions in form, scope and substance shall be reasonably satisfactory to the Managing Underwriters, it being understood and agreed that opinions comparable to those contemplated by the Purchase Agreement and delivered pursuant to the Purchase Agreement, as amended to reflect a registered offering, shall be satisfactory) addressed to each Electing Holder participating in such underwritten offering and the underwriters, covering such matters as are customarily covered in opinions requested in primary underwritten offerings by the Company of convertible debt securities (it being agreed that the matters to be covered by such opinions shall include, in form, scope and substance comparable to the opinions contemplated by the Purchase Agreement and delivered pursuant to the Purchase Agreement, as amended to reflect a registered offering, as of the date of the opinion and as of the Effective Time of the Shelf Registration Statement or most recent post-effective amendment thereto, as the case may be, the absence from the Shelf Registration Statement and the Prospectus, including the documents incorporated by reference therein, of an untrue statement of a material fact or the omission of a material fact required to be stated therein or necessary to make the statements therein not misleading);

                  (iv) in connection with any underwritten offering conducted pursuant to Section 6 hereof, obtain "cold comfort" letters and updates thereof from the independent public accountants of the Company (and, if necessary, from the independent public accountants of any subsidiary of the Company or of any business acquired by the Company for which financial statements and financial data are, or are required to be, included in the Shelf Registration Statement), addressed to each Electing Holder participating in such underwritten offering (if such Electing Holder has provided such letter, representations or documentation, if any, required for such "cold comfort" letter to be so addressed) and the underwriters, in customary form and covering matters of the type customarily covered in "cold comfort" letters in connection with primary underwritten offerings by the Company of convertible debt securities (it being understood and agreed that "cold comfort" letters comparable to those contemplated by the Purchase Agreement and delivered pursuant to the Purchase Agreement, as amended to reflect a registered offering, shall be satisfactory);

                  (v) in connection with any underwritten offering conducted pursuant to Section 6 hereof, deliver such documents and certificates as may be reasonably requested by any Electing Holders participating in such underwritten offering and the Managing Underwriters, if any, including, without limitation, certificates to evidence compliance with Section 3(j) hereof and with any conditions contained in the underwriting agreement or other agreements entered into by the Company, which certificates in each case shall be comparable to those required by the terms and conditions of the Purchase Agreement and delivered pursuant to the Purchase Agreement, as amended to reflect a registered offering.

         (p) The Company will use its reasonable efforts to cause the Stock issuable upon conversion of the Securities to be listed on the New York Stock Exchange or other stock exchange or trading system on which the Stock primarily trades on or prior to the Effective Time of the Shelf Registration Statement hereunder.

         (q) In the event that any broker-dealer registered under the Exchange Act shall be an "affiliate" (as defined in Rule 2720(b)(1) of the NASD Rules (or any successor provision thereto)) of the Company or has a "conflict of interest" (as defined in Rule 2720(b)(7) of the NASD Rules (or any successor provision thereto)) and such broker-dealer shall underwrite, participate as a member of an underwriting syndicate or selling group or assist in the distribution of any Registrable Securities covered by the Shelf Registration Statement, whether as a Holder of such Registrable Securities or as an underwriter, a placement or sales agent or a broker or dealer in respect thereof, or otherwise, the Company shall assist such broker-dealer in complying with the requirements of the NASD Rules, including, without limitation, by (A) engaging a "qualified independent underwriter" (as defined in Rule 2720(b)(15) of the NASD Rules (or any successor provision thereto)) to participate in the preparation of the Shelf Registration Statement, to exercise usual standards of due diligence in respect thereto and to recommend the public offering price of such Registrable Securities, (B) indemnifying such qualified independent underwriter to the extent of the indemnification of underwriters provided in the Purchase Agreement, and (C) providing such information to such broker-dealer as may be required in order for such broker-dealer to comply with the requirements of the NASD Rules.

         (r) The Company shall use its reasonable efforts to take all other steps necessary to effect the registration of the Registrable Securities covered by the Shelf Registration Statement contemplated hereby.

         4. Registration Expenses. Except as otherwise provided in Section 3, the Company shall bear all fees and expenses incurred in connection with the performance of its obligations under Sections 2, 3 and 6 hereof. Each Electing Holder shall pay all underwriting discounts and commissions and transfer taxes, if any, relating to the sale or disposition of such Electing Holder's Registrable Securities pursuant to the Shelf Registration Statement, and the fees and disbursements of its counsel and other representatives.

         5.       Indemnification and Contribution.

         (a) Indemnification by the Company. Upon the registration of the Registrable Securities pursuant to Section 2 hereof, the Company shall indemnify and hold harmless each

Electing Holder and each underwriter, selling agent or other securities professional, if any, which facilitates the disposition of Registrable Securities, and each person, if any, who controls such Electing Holder, underwriter, selling agent or other securities professional within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act (each such person being sometimes referred to as an "Indemnified Person") from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred by any Indemnified Person in connection with defending or investigating any such action or claim) caused by any untrue statement or alleged untrue statement of a material fact contained in any Shelf Registration Statement under which Registrable Securities are to be registered under the Securities Act or any Prospectus contained therein or furnished by the Company to any Indemnified Person (as amended or supplemented, if the Company shall have furnished any amendments or supplements thereto), or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages or liabilities are caused by any such untrue statement or omission or alleged untrue statement or omission based upon and in conformity with information relating to any Indemnified Person furnished to the Company in writing by such Indemnified Person expressly for use therein; provided, however, that the foregoing indemnity agreement with respect to any Shelf Registration Statement under which Registrable Securities are to be registered under the Securities Act or any Prospectus contained therein or furnished by the Company to any Indemnified Person shall not inure to the benefit of any Indemnified Person from whom the person asserting any such losses, claims, damages or liabilities purchased Registrable Securities, or any person controlling such Indemnified Person, if a copy of the Shelf Registration Statement under which Registrable Securities are to be registered under the Securities Act or any Prospectus contained therein or furnished by the Company to any Indemnified Person (as then amended or supplemented, if the Company shall have furnished any amendments or supplements thereto) was not sent or given by or on behalf of such Indemnified Person to such person, if required by law so to have been delivered, at or prior to the written confirmation of the disposition of the Registrable Securities to such person, and if the Shelf Registration Statement under which Registrable Securities are to be registered under the Securities Act or any Prospectus contained therein or furnished by the Company to any Indemnified Person (as so amended or supplemented) would have cured the defect giving rise to such losses claims, damages or liabilities.

         (b) Indemnification by the Electing Holders and any Agents and Underwriters. Each Electing Holder agrees, as a consequence of the inclusion of any of such Electing Holder's Registrable Securities in such Shelf Registration Statement, and each underwriter, selling agent or other securities professional, if any, which facilitates the disposition of Registrable Securities shall agree, as a consequence of facilitating such disposition of Registrable Securities, severally and not jointly, to indemnify and hold harmless the Company, its directors and officers and each person, if any, who controls the Company within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act, to the same extent as the foregoing indemnity contained in subsection (a) above from the Company to such Electing Holder, underwriter, selling agent or other securities professional, but only with reference to information relating to such Electing Holder, underwriter, selling agent or other securities professional furnished to the Company by such Electing Holder, underwriter, selling agent or other securities professional in writing expressly for use in the Registration Statement under which Registrable Securities are to be registered under the Securities Act or any Prospectus contained therein or furnished by the Company to any Electing Holder, underwriter, selling agent or other securities professional or any amendments or supplements thereto.

         (c) Notices of Claims, Etc. In case any proceeding (including any governmental investigation) shall be instituted involving any person in respect of which indemnity may be sought pursuant to either subsection (a) or (b) above, such person (the "indemnified party") shall promptly notify the person against whom such indemnity may be sought (the "indemnifying party") in writing; provided that the failure to notify the indemnifying party shall not relieve it from any liability that it may have under this Section 5 except to the extent that it has been materially prejudiced (through the forfeiture of substantive rights or defenses) by such failure; provided, further, that the failure to notify the indemnifying party shall not relieve it from any liability that it may have to any indemnified party otherwise than under this Section 5. The indemnifying party, upon request of the indemnified party, shall retain counsel reasonably satisfactory to the indemnified party to represent the indemnified party and any others the indemnifying party may designate in such proceeding and shall pay the fees and disbursements of such counsel related to such proceeding. In any such proceeding, any indemnified party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel, (ii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential conflicting interests between them or (iii) the indemnified party shall have reasonably concluded that there may be legal defenses available to it that are different from or in addition to those available to the indemnifying party. It is understood that the indemnifying party shall not, in respect of the legal expenses of any indemnified party in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any applicable local counsel) for all such indemnified parties and that all such fees and expenses shall be reimbursed as they are incurred. Such firm shall be designated in writing by the Indemnified Person, in the case of parties indemnified pursuant to paragraph (a) above, and by the Company, in the case of parties indemnified pursuant to paragraph (b) above. The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding and does not include any statement as to or any admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

         (d)      Contribution. If the indemnification provided for in this
Section 5 is unavailable to hold harmless an indemnified party under subsection
(a) or (b) above in respect of any losses, claims, damages or liabilities (or actions in respect thereof) referred to therein (other than because such indemnification by its terms does not apply), then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect the relative fault of the indemnifying party and the indemnified party in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions in respect thereof), as well as any other relevant equitable considerations. The relative fault of such indemnifying party and indemnified party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by such indemnifying party or by such indemnified party, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 5(d) were determined by pro rata allocation (even if the Electing Holders or any underwriters, selling agents or other securities professionals or all of them were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to in this Section 5(d). The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to above shall be deemed to include any legal or other fees or expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The obligations of the Electing Holders and any underwriters, selling agents or other securities professionals in this Section 5(d) to contribute shall be several in proportion to the percentage of principal amount of Registrable Securities registered or underwritten, as the case may be, by them and not joint.

         (e) Notwithstanding any other provision of this Section 5, in no event will any (i) Electing Holder be required to undertake liability to any person under this Section 5 for any amounts in excess of the dollar amount of the proceeds to be received by such Holder from the sale of such Holder's Registrable Securities (after deducting any fees, discounts and commissions applicable thereto) pursuant to any Shelf Registration Statement under which such Registrable Securities are to be registered under the Securities Act and
(ii) underwriter, selling agent or other securities professional be required to undertake liability to any person hereunder for any amounts in excess of the total price at which the Registrable Securities underwritten by it were offered to the public.

         (f) The obligations of the Company under this Section 5 shall be in addition to any liability which the Company may otherwise have to any Indemnified Person and the obligations of any Indemnified Person under this
Section 5 shall be in addition to any liability which such Indemnified Person may otherwise have to the Company. The remedies provided in this Section 5 are not exclusive and shall not limit any rights or remedies which may otherwise be available to an indemnified party at law or in equity. The obligations of the Company under this Section 5 shall extend, upon the same terms and conditions, to each person, if any, who controls any Indemnified Person within the meaning of the Securities Act; and the obligations of the Indemnified Persons under this
Section 5 shall extend, upon the same terms and conditions, to each officer and director of the Company and to each person, if any, who controls the Company within the meaning of the Securities Act.

         6. Underwritten Offering. Any Holder of Registrable Securities who desires to do so may sell Registrable Securities (in whole or in part) in an underwritten offering; provided that (i) the Electing Holders of at least 33-1/3% in aggregate principal amount of the Registrable Securities then covered by the Shelf Registration Statement shall request such an offering and (ii) at least such aggregate principal amount of such Registrable Securities shall be included in such offering; and provided further that no underwritten offering may be conducted without the prior agreement of the Company. Upon receipt of such a request and consent by the Company to such request, the Company shall provide all Holders of Registrable Securities written notice of the request, which notice shall inform such Holders that they have the opportunity to participate in the offering. In any such underwritten offering, the investment banker or bankers and manager or managers that will administer the offering will be selected by, and the underwriting arrangements with respect thereto (including the size of the offering) will be approved by, the holders of a majority of the Registrable Securities to be included in such offering; provided, however, that such investment bankers and managers and underwriting arrangements must be reasonably satisfactory to the Company. No Holder may participate in any underwritten offering contemplated hereby unless (a) such Holder agrees to sell such Holder's Registrable Securities to be included in the underwritten offering in accordance with any approved underwriting arrangements, (b) such Holder completes and executes all reasonable questionnaires, powers of attorney, indemnities, underwriting agreements, lock-up letters and other documents required under the terms of such approved underwriting arrangements, and (c) if such Holder is not then an Electing Holder, such Holder returns a completed and signed Notice and Questionnaire to the Company in accordance with Section 3(a)(ii) hereof within a reasonable amount of time before such underwritten offering. The Holders participating in any underwritten offering shall be responsible for any underwriting discounts and commissions and fees and, subject to Section 4 hereof, expenses of their own counsel. The Company shall pay all expenses customarily borne by issuers in an underwritten offering, including but not limited to filing fees, the fees and disbursements of its counsel and independent public accountants and any printing expenses incurred in connection with such underwritten offering. Notwithstanding the foregoing or the provisions of Section 3(n) hereof, upon receipt of a request from the Managing Underwriter or a representative of holders of a majority of the Registrable Securities to be included in an underwritten offering to prepare and file an amendment or supplement to the Shelf Registration Statement and Prospectus in connection with an underwritten offering, the Company may delay the filing of any such amendment or supplement for up to 90 days if the Board of Directors, Chief Executive Officer or Chief Financial Officer of the Company shall have determined in good faith that the Company has a bona fide business reason for such delay.

         7.       Additional Interest.

         (a)      The following shall each constitute a "Registration Default":

                  (i) on or prior to the 90th day following the Closing Date, a Shelf Registration Statement has not been filed with the Commission,

                  (ii) on or prior to the 180th day following the Closing Date, such Shelf Registration Statement is not declared effective by the Commission, subject to any postponement by the Company in accordance with the proviso in Sections 2(a) hereof,

                  (iii) at any time during a Window Period, the Shelf Registration Statement or Prospectus thereunder ceases to be effective or fails to be available, subject to Section 2(b)(i); provided, however, that a Registration Default shall be deemed to have occurred if the Company shall not have designated a new Scheduled Window Period pursuant to Section 2(b)(i) on or prior to the next Scheduled Window Period, such default to be deemed to occur on the commencement of such next Scheduled Window Period; or

                  (iv) the Company fails to perform any of its obligations under Section 3(a) to file any amendment or supplement to the Shelf Registration Statement and related Prospectus by the date therein prescribed.

         (b) Upon the occurrence and during the continuation of a Registration Default, the Company shall be required to pay additional interest on the Securities ("Additional Interest") from and including the day following such Registration Default until (i) the Shelf Registration Statement is filed (in the case of a Registration Default occurring under clause (a)(i) above),
(ii) the Shelf Registration Statement is subsequently declared effective (in the case of a Registration Default occurring under clause (a)(ii) above), (iii) the date the Shelf Registration Statement subsequently becomes effective or becomes useable (in the case of a Registration Default occurring under clause (a)(iii) above) and (iv) the date the Company cures any failure to perform its obligations under Section 3(a) (in the case of a Registration Default occurring under clauses (a)(iv) above). Additional Interest shall accrue at a rate per annum equal to an additional one-quarter of one percent (0.25%) of the principal amount of Securities to and including the 90th day following such Registration Default, and one-half of one percent (0.50%) thereof from and after the 91st day following such Registration Default; provided that in all events such Additional Interest shall cease to accrue after such Securities are no longer Restricted Securities.

         (c) Any amounts to be paid as Additional Interest pursuant to paragraph (b) of this Section 7 shall be paid in cash semi-annually in arrears, with the first semi-annual payment due on the first Interest Payment Date (as defined in the Indenture), as applicable, following the date of such Registration Default. Such Additional Interest will accrue at the rates set forth in paragraph (b) of this Section 7 on the principal amount of the Securities.

         (d) Except as provided in Section 8(b) hereof, the Additional Interest as set forth in this Section 7 shall be the exclusive monetary remedy available to the Holders of Registrable Securities for such Registration Default. In no event shall the Company be required to pay Additional Interest in excess of the applicable maximum amount of one-half of one percent (0.50%) set forth above, regardless of whether one or multiple Registration Defaults exist.

         8.       Miscellaneous.

         (a) Other Registration Rights. The Company may grant registration rights that would permit any person that is a third party the right to piggy-back on any Shelf Registration Statement, provided that if the Managing Underwriter of any underwritten offering conducted pursuant to Section 6 hereof notifies the Company and the Electing Holders that the total amount of securities which the Electing Holders and the holders of such piggy-back rights intend to include in any Shelf Registration Statement is so large as to materially threaten the success of such offering (including the price at which such securities can be sold), then the amount, number or kind of securities to be offered for the account of holders of such piggy-back rights will be reduced to the extent necessary to reduce the total amount of securities to be included in such offering to the amount, number and kind recommended by the Managing Underwriter prior to any reduction in the amount of Registrable Securities to be included in such Shelf Registration Statement.

         (b) Specific Performance. The parties hereto acknowledge that there would be no adequate remedy at law if the Company fails to perform any of its obligations hereunder and that the Purchasers and the Holders from time to time may be irreparably harmed by any such failure, and accordingly agree that the Purchasers and such Holders, in addition to any other remedy to which they may be entitled at law or in equity and without limiting the remedies available to the Electing Holders under Section 7 hereof, shall be entitled to compel specific performance of the obligations of the Company under this Agreement in accordance with the terms and conditions of this Agreement, in any court of the United States or any State thereof having jurisdiction.

         (c) Amendments and Waivers. This Agreement, including this Section 8(c), may be amended, and waivers or consents to departures from the provisions hereof may be given, only by a written instrument duly executed by the Company and the holders of a majority in aggregate principal amount of Registrable Securities then outstanding; provided, however, that no change to the timing or amount of Additional Interest payable to any holder of Registrable Securities may be made without the consent of such holders. Each Holder of Registrable Securities outstanding at the time of any such amendment, waiver or consent or thereafter shall be bound by any amendment, waiver or consent effected pursuant to this Section 8(c), whether or not any notice, writing or marking indicating such amendment, waiver or consent appears on the Registrable Securities or is delivered to such Holder. Notwithstanding the foregoing, a waiver or consent to depart from the provisions hereof with respect to a matter that relates exclusively to the rights of Holders of Registrable Securities whose securities are being sold pursuant to a Shelf Registration Statement and that does not directly or indirectly affect the rights of other Holders of Registrable Securities being sold by such Holders pursuant to such Shelf Registration Statement provided that the provisions of this sentence may not be amended, modified or supplemented except in accordance with the provisions of the immediately preceding sentence.

         (d) Notices. All notices and other communications provided for or permitted hereunder shall be given as provided in the Indenture. A document, notice or advice shall be deemed to have been furnished or mailed to the Holders of Restricted Securities if it is provided to the registered holders of the Restricted Securities.

         (e) Parties in Interest. The parties to this Agreement intend that all Holders of Registrable Securities shall be entitled to receive the benefits of this Agreement and that any Electing Holder shall be bound by the terms and provisions of this Agreement by reason of such election with respect to the Registrable Securities which are included in a Shelf Registration Statement. All the terms and provisions of this Agreement shall be binding upon, shall inure to the benefit of and shall be enforceable by the respective successors and assigns of the parties hereto and any Holder from time to time of the Registrable Securities to the aforesaid extent; provided that nothing herein shall be deemed to permit any assignment, transfer or other disposition of Registrable Securities in violation of the terms of the Purchase Agreement or Indenture. In the event that any transferee of any Holder of Registrable Securities shall acquire Registrable Securities, in any manner, whether by gift, bequest, purchase, operation of law or otherwise, such transferee shall, without any further writing or action of any kind, be entitled to receive the benefits of and, if an Electing Holder, be conclusively deemed to have agreed to be bound by and to perform all of the terms and provisions of this Agreement to the aforesaid extent (including providing to the Company all information required, including updates to its Notice and Questionnaire, to the extent required, in the opinion of counsel to the Issuer, to comply with applicable law).

         (f) Counterparts. This Agreement may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

         (g) Headings. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

         (h) GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

         (i) Severability. In the event that any one or more of the provisions contained herein, or the application thereof in any circumstances, is held invalid, illegal or unenforceable in any respect for any reason, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions hereof shall not be in any way impaired or affected thereby, it being intended that all of the rights and privileges of the parties hereto shall be enforceable to the fullest extent permitted by law.

         (j) Survival. The respective indemnities, agreements, representations, warranties and other provisions set forth in this Agreement or made pursuant hereto shall remain in full force and effect, regardless of any investigation (or any statement as to the results thereof) made by or on behalf of any Electing Holder, any director, officer or partner of such Holder, any agent or underwriter, any director, officer or partner of such agent or underwriter, or any controlling person of any of the foregoing, and shall survive the transfer and registration of the Registrable Securities of such Holder.

         Please confirm that the foregoing correctly sets forth the agreement between the Company and you.

                                            Very truly yours,

                                            Wyeth

                                            By:   /s/ Jack M. O'Connor
                                                  ---------------------------
                                                  Name:   Jack M. O'Connor
                                                  Title:  Vice President and
                                                          Treasurer

Accepted as of the date hereof:

Citigroup Global Markets Inc.

By:   /s/ A. Scott Daniel
      --------------------------------
      Name:   A. Scott Daniel
      Title:  Director

J.P. Morgan Securities Inc.

By:  /s/ Paul O'Hern
     ---------------------------------
     Name:   Paul O'Hern
     Title:  Vice President

         On behalf of each of the Purchasers